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                                  SUBSIDIARIES

                                                                   STATE OR OTHER JURISDICTION
                                                                       OF INCORPORATION OR
NAME OF SUBSIDIARY                                                        ORGANIZATION
-----------------------------------------------------------------  ---------------------------
Dobson Operating Company                                                    Oklahoma
Dobson Telephone Company                                                    Oklahoma
Dobson Fiber Company, Inc.                                                  Oklahoma
Dobson Fiber/FORTE of Colorado, Inc.                                        Oklahoma
Dobson Cellular Systems, Inc.                                               Oklahoma
DCC PCS, Inc.                                                               Oklahoma
Dobson Cellular of Arizona, Inc.                                            Oklahoma
Dobson Cellular of California, Inc.                                         Oklahoma
Dobson Cellular of Southern California, Inc.                                Oklahoma
Dobson Cellular of Texas, Inc.                                              Oklahoma
Dobson Cellular of Kansas/Missouri, Inc.                                    Oklahoma
Dobson Cellular of Woodward, Inc.                                           Oklahoma
Dobson Cellular of Enid, Inc.                                               Oklahoma
Dobson Wireless Cable, Inc.                                                 Oklahoma
Call Center & Client Outreach Services, Inc.                                Oklahoma
Western Financial Services Corp.                                            Oklahoma
Dobson Network Management, Inc.                                             Oklahoma
Associated Telecommunications and Technologies, Inc.                        Oklahoma
Logix Communications Corporation                                            Oklahoma
Trancell, Inc.                                                              Oklahoma
Dobson Wireline Company                                                     Oklahoma
Dobson Cellular Operations Company                                          Oklahoma
DOC Cellular Subsidiary Company                                             Oklahoma
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